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                                                                  EXHIBIT 10.3


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                              LOAN AGREEMENT

     THIS AGREEMENT, dated September 20, 1996 by and between Electronics Communications Corp., with offices located at 10 Plog Road, Fairfield, New Jersey 07004 hereinafter referred to as "Borrower" or "the Company" and Marrotta Group, with offices located at 203-20 Rocky Hill Road, Bayside, New York 11361 hereinafter referred to as "Lender."

     WHEREAS, the Borrower has requested that the Lender make a loan to the Borrower in the principal amount of Five Hundred Thousand ($500,000) Dollars for the general corporate purposes, and

     WHEREAS, subject to the terms and conditions hereinafter set forth, the Lender is willing to make such loan to Borrower;

     NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     Section 1.   THE LOAN

     1.1 LOAN. The Lender agrees, subject to the terms and conditions hereinafter set forth, to loan to Borrower the aggregate principle amount of Five Hundred Thousand ($500,000) Dollars. The aggregate principle amount borrowed by the borrower from the Lender is herein called the "Loan." The Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender the sum of Five Hundred Thousand ($500,000) Dollars which shall hereinafter be classified as a Senior Debt payable by the Borrower to the Lender, with all rights attendant thereto.

     1.2 PROMISSORY NOTE. The Loan shall be made and evidenced by a promissory note of the Borrower substantially in the form annexed hereto ("Promissory Note"),

     1.3 INTEREST. Interest shall be paid at the rate of ten (10%) percent per annum and will be payable on the first anniversary of the Loan, or at such time prior to the first anniversary of the Loan should the Borrower make full payment to the Lender. All interest payments by the Borrower to the Lender shall be in cash or the common stock of the Company, the choice of which shall be at the sole discretion of the Company.

     1.4 PRINCIPLE. The aggregate principal amount of the Loan and Promissory Note is Five Hundred Thousand ($500,000) Dollars.

     1.5 PAYMENT. Payment of the loan and Promissory Note shall be made on or before June 20, 1997. At such time as payment becomes due from Borrower to Lender, the Borrower may request and the Lender shall be bound to grant a three (3) month extension of the Loan in which case full payment shall be due no later than September 20, 1997. Upon the occurrence of a change in control of the Company or upon a change in the management of the Company, the Loan shall immediately become due upon demand of the Lender.


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     1.6  USE OF PROCEEDS.  The borrower agrees that the proceeds of the Loan shall be used fully and exclusively for general corporate purposes.

     1.7 OTHER CONSIDERATION. In further consideration for making the Loan, in addition to the foregoing repayment terms, Borrower shall issue to Lender, or its assignees or assigns, 200,000 shares of the Company's common stock with Demand and Piggy Back Registration Rights and 400,000 class A warrants of the Company with Demand and Piggy Back Registration Rights. Lender represents and warrants that the shares and warrants received under the terms of this Agreement may not be sold to any foreign entity or person whatsoever.

     Section 2.   REPRESENTATIONS AND WARRANTIES OF BORROWER

                  The Borrower represents and warrants that:

     2.1 CORPORATE EXISTENCE, POWER AND AUTHORITY OF THE BORROWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation of formation and is duly licensed or qualified in each jurisdiction where the character of the property owned by it or the nature of the business transacted by it requires such licensing or qualification. The borrower has all requisite power, authority and legal right to conduct business as it is now being conducted and to enter into, consummate and perform all the provisions of this Agreement, and any instrument, agreement or document referred to herein to which the Borrower is or shall be a party, have been duly authorized by all corporate and other required actions.

     2.2 NO CONFLICTS. The execution, delivery and performance by the Borrower of this Agreement, the Promissory Note or any other instrument, agreement or document, referred to herein does not and will not result in any violation of, or be in conflict with, any terms or provision of the Articles of Incorporation or By-Laws of the Borrower, or any statute, governmental regulation or order, judgment, decree, agreement, indenture or instrument applicable to any thereof.

     2.3 AUTHORIZATIONS. All governmental approvals, licenses, authorizations, consents, filings and registrations, if any, required for the delivery and execution of this Agreement and any applicable instrument, agreement or document referred to herein have been obtained or made, and are final and are not subject to review or appeal or, to the knowledge or belief of the Borrower, the subject of any pending or threatened attack or appeal be direct proceedings or otherwise.

     Section 3.  JURISDICTION

     3.1 NEW YORK JURISDICTION. The Borrower hereby irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, County of Nassau in any action, suit, or proceeding brought against the Borrower and related to or in connection with this Agreement or any other instrument, agreement or document referred to herein or any transaction contemplated hereby.


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In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                  Electronics Communications Corp.


                                  By: /s/WILLIAM S. TAYLOR
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                                     William S. Taylor, President


                                  Marrotta Group


                                  By: /s/GREGG MARCUS
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                                     Gregg Marcus, President